EXHIBIT 10.64

ADDENDUM TO EMPLOYMENT AGREEMENT
BETWEEN WILLIAM GREENE AND SURGE GLOBAL ENERGY, INC.

THIS AGREEMENT ("Agreement") is made as of June 29, 2007 by and between SURGE GLOBAL ENERGY, INC. a Delaware corporation ("Company"), and WILLIAM GREENE, an individual who resides in California ("Executive"), under the following circumstances:

A.	The Company entered into an employment contract with the Executive as of December 14, 2006 and for the employment period June 30, 2006 through June 30, 2007.

3. Term. The Company agrees to extend Executive’s employment contract term through December 31, 2007.

5. Performance Bonus Compensation. The Company awarded a bonus of 20% on Executive’s base salary of $180,000 to total $36,000 payable immediately.

All other employment contract terms are unchanged and remain in force.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

Company

SURGE GLOBAL ENERGY, INC.

By: /s/ David Perez
Name: David Perez
Title: Chief Executive Officer and Chairman of the Board

By: /s/ Thomas Page
Name: Thomas Page
Title: Compensation Committee Chair

Executive

By: /s/ William Greene
Dated: July 2, 2007